Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-174611, 333-58625, 033-40282, 333-97757, 333-125048, 333-156530, 333-181593, 333-204294, 333-211588, 333-218240, 333-220859 and 333-225151) and Form S-3 (No. 333-221706) of Ensco plc of our report dated February 19, 2018 relating to the financial statements of Atwood Oceanics, Inc., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
October 23, 2018